Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of March 31, 2022 (this “Amendment”), is by and among BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), as Swingline Lender, as L/C Issuer, and as collateral agent and Australian security trustee (in such capacity together with its successors and permitted assigns in such capacity, the “Collateral Agent”), the Lenders under and as defined in the Existing Credit Agreement defined below party hereto (collectively, the “Consenting Lenders”), ARMSTRONG FLOORING, INC., a Delaware corporation (the “Borrower”), and the guarantors party hereto (collectively with the Borrower, the “Loan Parties”).

W I T N E S E T H :

WHEREAS, the Administrative Agent, Swingline Lender, L/C Issuer, certain financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and the Loan Parties are parties to that certain Credit Agreement, dated December 31, 2018 (as otherwise heretofore amended, supplemented or modified, the “Existing Credit Agreement”; the Existing Credit Agreement as amended hereby and as otherwise amended, restated, supplemented or modified from time to time in accordance with its terms, including by this Amendment, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Existing Credit Agreement).

WHEREAS, the Borrower has conducted a comprehensive sale process as contemplated in the Existing Credit Agreement, in response to which the Borrower received expressions of interest from several parties regarding potential transactions involving the Borrower; following receipt and review of such expressions of interest, the Borrower’s board of directors has instructed the Borrower’s management and the Borrower’s advisors to pursue implementation of those expressions of interest which the Borrower’s board of directors believes are most likely to maximize the value to be realized by the Borrower’s stockholders and other stakeholders, subject to further negotiation and documentation.

WHEREAS, the Borrower has requested that the Administrative Agent, the Collateral Agent, Swingline Lender, L/C Issuer and the Lenders consent to certain amendments to the Existing Credit Agreement to, inter alia, extend certain of the deadlines related to the sale process set forth in the Existing Credit Agreement, as more specifically set forth herein.

WHEREAS, the Administrative Agent, the Collateral Agent Swingline Lender, L/C Issuer and the Consenting Lenders have agreed to such requests, subject to the terms and conditions of this Amendment.

WHEREAS, by this Amendment, the Administrative Agent, the Collateral Agent and the Consenting Lenders (which Consenting Lenders constitute the Required Lenders), and the Borrower desire and intend to evidence the amendments set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Effective as of the Sixth Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:

(a) The definition of “Sale Deadline” in Section 1.01 of the Existing Credit Agreement is amended by restating such definition as follows:

“Sale Deadline” means June 15, 2022.

(b) Section 2.09(b)(v) of the Existing Credit Agreement is deleted in its entirety and replaced with the following new Section 2.09(b)(v):

(v) The Borrower shall pay to the Administrative Agent, for the ratable benefit of the “Consenting Lenders” as defined in the Fifth Amendment, a Sales Process fee equal to (i) $1,000,000 if a sale or other investment resulting in the occurrence of the Facility Termination Date (a “Company Sale”) is consummated on or before June 15, 2022, or (ii) $1,250,000 if such Company Sale is consummated on or after June 16, 2022, with such fee being due and payable immediately upon the consummation of such Company Sale.

(c) Section 6.26 of the Existing Credit Agreement is amended by deleting clause (d) thereof and inserting the following new clause (d) in lieu thereof:

(d) No later than May 2, 2022, the Loan Parties shall cause Investment Bank to deliver to the Administrative Agent a fully-executed, binding purchase agreement, merger agreement or other similar agreement with a buyer or investor (the “PSA”), which fully-executed PSA shall (i) provide for a cash purchase price in an amount sufficient to cause the occurrence of the Facility Termination Date and payment in full of all obligations under the Term Loan Agreement in accordance therewith and otherwise be in form and substance reasonably satisfactory to Administrative Agent, (ii) be subject to limited conditionality relative to the obligations of the purchaser customary for public company transactions of the type contemplated by the applicable expression of interest, limited to the following (and in no event to include any financing contingency) (A) receipt by the parties of necessary regulatory approvals, (B) truth and accuracy of representations and warranties as of the date of closing such transaction within a customary “material adverse effect” standard, (C) the applicable Loan Parties’ compliance in all material respects of their covenants and agreements under the applicable purchase agreement through the date of closing, (D) the absence of any applicable law or order of any Governmental Authority prohibiting or limiting the transaction and (E) requisite Company shareholder approval, and (iii) otherwise in form and substance reasonably satisfactory to Administrative Agent;

(d) Section 6.26 of the Existing Credit Agreement is amended by deleting clause (f) thereof and inserting the following new clause (f) in lieu thereof:

(f) At least once every calendar week, or more frequently as requested by the Administrative Agent, the Borrower shall conduct or cause to be conducted update conference calls with the Investment Bank, the Consultant, the Administrative Agent and the Lenders (and the Borrower and the Administrative Agent’s respective counsel) regarding the Sale Process and, reasonably in advance of each such call, shall deliver to the Administrative Agent (for circulation to the Lenders) the then-current draft of the PSA and any work plan and/or closing checklist with respect to the transactions contemplated by the PSA and provide updates to the Administrative Agent regarding the planned disposition or liquidation of any assets of the Borrower in connection with the transactions contemplated by the PSA, if any, and any proposed changes to the Borrower’s business or operations in connection with such transactions. The Borrower shall cause the Consultant to deliver to it any deliverables required under the Consultant Engagement Letter and, as soon as practicable (but in no event later than three days after receipt) after receiving any deliverables required under the Consultant Engagement Letter, the Borrower shall deliver or cause to be delivered copies of such deliverables to the Administrative Agent for distribution to the Lenders. Substantially simultaneous with distribution to shareholders, the Borrower shall deliver to the Administrative Agent and the Lenders copies of any proxy statement or other solicitation materials relating to the intended sale(s) of the assets or equity interests of the Borrower.

2. Conditions Precedent. The amendments, consents and other agreements contained herein shall only be effective upon the satisfaction or waiver by the Administrative Agent and Consenting Lenders of each of the following conditions precedent (the date of such satisfaction or waiver, the “Sixth Amendment Effective Date”):

(a) the Administrative Agent shall have received a copy of this Amendment in form and substance reasonably acceptable to the Administrative Agent, duly executed by the Borrower and each other Loan Party, the Administrative Agent, the Collateral Agent and Lenders sufficient to constitute Required Lenders;

(b) payment of all fees required to be paid to the Administrative Agent and the Lenders on or before the Sixth Amendment Effective Date, and all expenses in connection with this Amendment required to be reimbursed in accordance with Section 10.04 of the Credit Agreement, in each case, to the extent invoiced or otherwise documented no later than the date that is two (2) Business Days prior to the Sixth Amendment Effective Date or, if Borrower fails to provide at least three (3) Business Days prior notice of the desired Sixth Amendment Effective Date, no later than the date that is on or before the Sixth Amendment Effective Date;

(c) the Administrative Agent shall have received copies of the complete, fully executed second amendment to the Term Loan Agreement, in form and substance satisfactory to the Administrative Agent and the Lenders (the “Term Loan Third Amendment”), including all schedules, annexes and exhibits thereto, and each other material document, agreement or instrument entered into by any Loan Parties in connection with the Term Loan Third Amendment;

(d) the Administrative Agent shall have received an amendment to the Consultant Engagement Letter in form and substance satisfactory to it;

(e) no order, injunction or judgment has been entered into prohibiting the closing of this Amendment;

(f) the representations and warranties set forth in Section 6 of this Amendment shall be true and correct; and

(g) the Administrative Agent and the Lenders shall have received copies of all indications of interest or any LOI received by the Investment Bank or the Borrower in connection with the Sale Process subject to redaction of the names and identifying information of any potential buyer, investor or refinancing party to the extent required by the terms of such indication of interest or LOI or any applicable confidentiality agreement.

3. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

5. Affirmation of Loan Parties. Each Loan Party hereby consents to the amendments and modifications to the Existing Credit Agreement effected hereby, and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, as amended and modified hereby, or in any other Loan Documents to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended and modified by this Amendment. Without limiting the generality of the foregoing, the execution of this Amendment shall not constitute a novation, and the Collateral Documents and all of the Collateral described therein and Liens granted in favor of the Administrative Agent created thereunder do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents to the extent provided in the Collateral Documents and that all such Liens continue to be perfected as security for the Obligations secured thereby.

6. Representations and Warranties. In order to induce the Administrative Agent, the Collateral Agent and the Consenting Lenders to enter into this Agreement, each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders as follows:

(a) the representations and warranties made by each Loan Party in Article V of the Existing Credit Agreement and in each of the other Loan Documents to which such Loan Party is a party are true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case they are true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement will be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(b) the Persons appearing as Guarantors on the signature pages to this Amendment constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement (other than AFI Australia) and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a guarantor thereunder;

(c) this Amendment has been duly authorized, executed and delivered by each of the other Loan Parties party hereto and constitutes a legal, valid and binding obligation of each such party, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(d) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

7. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement, as amended and modified by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended and modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or novation of any right, power or remedy of any Lender, L/C Issuer, Swing Line Lender, the Collateral Agent or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or novation of any provision of any of the Loan Documents.

(d) The Administrative Agent, the Lenders and the Loan Parties agree that this Amendment shall be a Loan Document for all purposes of the Credit Agreement (as specifically amended by this Amendment) and the other Loan Documents.

8. Waiver, Modification, Etc. No provision or term of this Amendment may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

9. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

10. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

11. Release; Indemnification.

(a) Release. In further consideration of Administrative Agent’s, Collateral Agent’s and each Consenting Lender’s execution of this Amendment, the Borrower and the Guarantors, individually and on behalf of their successors (including any trustees or any debtor-in-possession acting on behalf of Borrower or a Guarantor), assigns, subsidiaries and affiliates, hereby forever release each of the Administrative Agent, Collateral Agent and the Lenders and their respective successors, assigns, parents, subsidiaries, and affiliates and their officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity), and obligations of every nature whatsoever (other than any obligations to advance Loans under and in accordance with the Credit Agreement), whether liquidated or unliquidated, whether matured or unmatured, whether fixed or contingent that Borrower or any Guarantor has or may have against the Releasees, or any of them, in each case which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Credit Agreement or the other Loan Documents prior to the date hereof (including with respect to the Obligations, any Collateral and any third parties liable in whole or in part for the Obligations). This provision shall survive and continue in full force and effect whether or not the Loan Parties shall satisfy all other provisions of the Credit Agreement or the other Loan Documents.

(b) Related Indemnity. The Borrower and each Guarantor hereby agree that its release of the Releasees set forth in Section 11(a) hereof shall include an obligation to indemnify and hold the Releasees, or any of them, harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including officers, directors, agents, trustees, creditors, partners or shareholders of the Borrower or any Guarantor or any parent, subsidiary or affiliate of Borrower or such Guarantor, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation, common law principle or otherwise arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this

Amendment or any other document executed in connection herewith; provided, that Borrower shall not be liable for any indemnification to a Releasee to the extent that any such liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement results from the applicable Releasee’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of the Credit Agreement and the other Loan Documents.

12. Consent to Term Loan Third Amendment. In accordance with Section 5.2 of the Intercreditor Agreement as in effect immediately prior to the Sixth Amendment Effective Date, each of the undersigned Consenting Lenders hereby authorizes the Administrative Agent to consent to, and the Administrative Agent hereby consents to the amendments to the Term Loan Agreement effected by, the Term Loan Third Amendment in the form and substance attached as Annex A hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and Australian Security Trustee

By:	/s/ Matthew O’Keefe
Typed Name: Matthew O’Keefe
Typed Title: Senior Vice President

Armstrong Flooring, Inc.

Sixth Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swingline Lender

By:	/s/ Matthew O’Keefe
Typed Name: Matthew O’Keefe
Typed Title: Senior Vice President

Armstrong Flooring, Inc.

Sixth Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Bonnie J. David
Typed Name: Bonnie J. David
Typed Title: Authorized Officer

Armstrong Flooring, Inc.

Sixth Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

TRUIST BANK, as a Lender

By:	/s/ JC Fanning
Typed Name: JC Fanning
Typed Title: Director

Armstrong Flooring, Inc.

Sixth Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Stephen M. Ellsworth
Typed Name: Stephen M. Ellsworth
Typed Title: Vice President

Armstrong Flooring, Inc.

Sixth Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Anca Filippi
Typed Name: Anca Filippi
Typed Title: Managing Director

Armstrong Flooring, Inc.

Sixth Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWER:	ARMSTRONG FLOORING, INC.

	By:	/s/ Michel Vermette
Typed Name: Michel Vermette
Typed Title: President and CEO

GUARANTOR:	AFI LICENSING LLC

	By:	/s/ Christopher S. Parisi
Typed Name: Christopher S. Parisi
Typed Title: Secretary

Armstrong Flooring, Inc.

Sixth Amendment to Credit Agreement

Signature Page

Annex A

Term Loan Third Amendment